================================================================================


      As filed with the Securities and Exchange Commission on May 28, 1999

                                                       Registration No. 33-92716


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8/A

                   Post-Effective Amendment No. 1 to Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                               BORDERS GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Michigan                                     38-3196915
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

                                100 Phoenix Drive
                            Ann Arbor, Michigan 48108
               (Address of principal executive offices) (Zip Code)

               Borders Group, Inc. Management Stock Purchase Plan
                      Borders Group, Inc. Stock Option Plan
                Borders Group, Inc. Employee Stock Purchase Plan
                     Borders Group, Inc. Director Stock Plan
                         Borders Group, Inc. 401(k) Plan
                            (Full title of the plans)

                             Thomas D. Carney, Esq.
                  Vice President, Secretary and General Counsel
                               Borders Group, Inc.
                                100 Phoenix Drive
                            Ann Arbor, Michigan 48108
                                 (734) 477-1100
 (Name, address and telephone number, including area code, of agent for service)


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                              EXPLANATORY STATEMENT

A total of 15,155,521 shares of Common Stock of Borders Group, Inc. were originally registered by the Registration Statement on Form S-8 (File No. 33-92716) relating to the Borders Group, Inc. Management Stock Purchase Plan, Borders Group, Inc. Stock Option Plan, Borders Group, Inc. Employee Stock Purchase Plan, Borders Group, Inc Director Stock Plan and Borders Group, Inc. 401(k) Plan (collectively, the "Plans"). The allocation of the shares of Common Stock originally registered by this Registration Statement (before any adjustment for the 2-for-1 stock split effected in the form of a stock dividend paid on March 27, 1997) among the Plans is adjusted as follows: 2,010,000 shares of Common Stock under the Borders Group, Inc. Management Stock Purchase Plan, 11,000,000 shares of Common Stock under the Borders Group, Inc. Stock Option Plan, 1,500,000 shares of Common Stock under the Borders Group, Inc. Employee Stock Purchase Plan, 155,521 shares of Common Stock under the Borders Group, Inc Director Stock Plan, and 490,000 shares of Common Stock under the Borders Group, Inc. 401(k) Plan. A total of 5,213,739 shares (as adjusted to reflect a 2-for-1 stock split effected in the form of a stock dividend paid on March 27, 1997) remain available for issuance or acquisition pursuant to the Plans. Pursuant to Instruction E to Form S-8, such 5,213,739 remaining shares are carried forward to, and deemed covered by, the Registration Statement on Form S-8 filed on or about the date hereof in connection with the Plans, and shall be allocated among such Plans as set forth in such registration statement.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this 28th day of May, 1999.

                                            BORDERS GROUP, INC.


                                            By:    /s/ Robert F. DiRomualdo
                                                  ------------------------------
                                                   Robert F. DiRomualdo
                                                   Chairman, Chief Executive
                                                   Officer, President and
                                                   Director

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                     Name                                           Title                        Date
                     ----                                           -----                        ----

  /s/ Robert F. DiRomualdo                           Chairman, Chief Executive Officer,        May 28, 1999
-----------------------------------------------      President and Director (Principal
Robert F. DiRomualdo                                          Executive Officer)

  /s/ George R. Mrkonic                                   Vice Chairman and Director           May 28, 1999
-----------------------------------------------
George R. Mrkonic
                                                  Senior Vice President and Chief Financial
  /s/ Kenneth E. Scheve                          Officer (Principal Financial and Accounting   May 28, 1999
-----------------------------------------------                    Officer)
Kenneth E. Scheve

 /s/ Peter R. Formanek                                             Director                    May 28, 1999
-----------------------------------------------
Peter R. Formanek

  /s/ Victor L. Lund                                               Director                    May 28, 1999
-----------------------------------------------
Victor L. Lund

  /s/ Edna Greene Medford                                          Director                    May 28, 1999
-----------------------------------------------
Edna Greene Medford

  /s/ Larry Pollock                                                Director                    May 28, 1999
-----------------------------------------------
Larry Pollock

  /s/ Leonard A. Schlesinger                                       Director                    May 28, 1999
-----------------------------------------------
Leonard A. Schlesinger

         The Plan. Pursuant to the requirements of the Securities Act of 1933, Borders Group, Inc., as the administrator of the Plan, has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this 28th day of May, 1999.


                               BORDERS GROUP, INC. 401(k) SAVINGS PLAN

                               By:  Borders Group, Inc., as Plan administrator




                                 /s/  Robert F. DiRomualdo
                               -------------------------------------------------
                               Robert F. DiRomualdo
                               Chairman, Chief Executive Officer,
                               President and Director